UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada	V9X 1J2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As reported by Tilray, Inc. (the “Company”) in its Current Report on Form 8-K dated October 15, 2020, Edward Wood Pastorius, Jr. stepped down as Chief Revenue Officer of the Company on October 8, 2020. Mr. Pastorius’s last day of employment with the Company will be November 15, 2020 (the “Termination Date”).

On October 21, 2020 (the “Effective Date”), the Company entered into a separation agreement and complete release with Mr. Pastorius (the “Separation Agreement”) specifying the terms of Mr. Pastorius’s termination of service with the Company.

Pursuant to the Separation Agreement, Mr. Pastorius will receive payment of Mr. Pastorius’s base salary and continued vesting of options and restricted stock units (“RSUs”) through the Termination Date. The Company also extended the period during which Mr. Pastorius may exercise any outstanding options that may vest between the Effective Date and the Termination Date to a period of six months from the date on which such options vest. In addition, the vesting of Mr. Pastorius’s unvested RSUs which are scheduled to vest on January 1, 2021 will accelerate such that the RSUs will become fully vested as of the Termination Date.

In addition, pursuant to the Separation Agreement, Mr. Pastorius is entitled to receive (a) severance payments equal to 18 months of his base salary and (b) COBRA benefits until the earlier of May 15, 2022 or the time when Mr. Pastorius is no longer eligible for continued coverage (the “Severance Payments”). The Severance Payments are conditional on Mr. Pastorius not revoking the Separation Agreement, which includes a general release of claims against the Company or its successor, its subsidiaries and their respective directors, officers and stockholders and other related parties, and allowing such release to become effective.

The foregoing summary of the Separation Agreement is qualified by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and Complete Release by and between Tilray, Inc. and Edward Wood Pastorius, Jr., dated October 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: October 27, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

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